Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Silence Therapeutics plc

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Ordinary shares, nominal value £0.05 per share(2)	Rule 456(b) and 457(r)	(1)(3)	(3)	(3)	(4)	(4)

Fees to be Paid	Equity	Ordinary shares, nominal value £0.05 per share(2)	457(o)	(1)	(1)	$100,000,000	0.00015310	$15,310

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Ordinary shares, nominal value £0.05 per share(2)	415(a)(6)	(5)		$183,096,231			Form F-3	333-260265	October 22, 2021	$16,973

	Total Offering Amounts					(3)		$15,310

	Total Fees Previously Paid							$16,973

	Total Fee Offsets							—

	Net Fee Due							—

(1)

There are being registered hereunder such indeterminate number of ordinary shares as may from time to time be offered hereunder at indeterminate prices, in U.S. dollars or the equivalent thereof denominated in foreign currencies. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional ordinary shares that may be offered or issued in connection with any share split, share dividend or similar transactions.

(2)

The ordinary shares registered hereby may be represented by American Depositary Shares, or ADSs, each of which represents three ordinary shares. ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-248217).

(3)	An unspecified maximum aggregate offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices.

(4)

In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) under the Securities Act. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment.

(5)

Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $183,096,231 of unsold securities, or the Unsold Securities, of the registrant that had been previously registered pursuant to the registration statement on Form F-3 (File No. 333-260265) initially filed on October 15, 2021, and declared effective on October 22, 2021, or the Prior Registration Statement. In connection with the registration of the Unsold Securities on the Prior Registration Statement, the registrant paid a registration fee of $16,973 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Pursuant to Rule 415(a)(6), the registrant is carrying forward to this registration statement the Unsold Securities that were previously registered on the Prior Registration Statement, and the registration fee paid with respect to the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. No additional filing fee is due with respect to the Unsold Securities included in this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the time of filing this registration statement.